UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2005

INTERMET CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	0-13787	58-1563873
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5445 Corporate Drive, Suite 200 Troy, Michigan	48098-2683
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code:  (248) 952-2500

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On March 28, 2005, INTERMET Corporation (“INTERMET”) entered into a Sixth Amendment to Debtor in Possession Credit Agreement (the “Sixth Amendment”) among INTERMET, certain of the INTERMET’s subsidiaries (collectively, the “Borrowers”), a group of lenders (the “Lenders”), Deutsche Bank Trust Company Americas (“Deutsche Bank”), as collateral agent for the Lenders and as co-agent, and The Bank of Nova Scotia (“Scotia Capital”), as administrative agent for Lenders. The Sixth Amendment amends the company’s Debtor in Possession Credit Agreement dated as of October 22, 2004, as previously amended as of November 8, 2004, November 19, 2004, December 23, 2004, January 14, 2005, and January 26, 2005 (the Debtor in Possession Credit Agreement, as amended, is referred to as the “Credit Agreement”). Deutsche Bank and Scotia Capital are also parties to the company’s pre-petition First Amended and Restated Credit Agreement dated January 8, 2004.

        The Sixth Amendment adds defined terms to the Credit Agreement with respect to asset sales and agreements with professionals. The Sixth Amendment also clarifies the classification of the sale of assets from INTERMET’s Racine, Wisconsin facility, and approves a method for further asset sales from this facility, which is being closed, as previously announced. Finally, the Sixth Amendment provides that certain actions will not be events of default for the purposes of the Credit Agreement.

        A copy of the Sixth Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1.

ITEM 8.01     OTHER EVENTS.

        On March 29, 2005, INTERMET issued the press release attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein regarding the possible closure of its Decatur, Illinois facility.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits:

The following exhibit is being filed herewith:

10.1	Sixth Amendment to Debtor-In-Possession Credit Agreement dated as of March 28, 2005.

99.1	INTERMET Corporation press release dated March 28, 2005 regarding possible closure of Decatur, Illinois facility.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMET CORPORATION
Date: April 1, 2005	By:	/s/ Alan J. Miller
Alan J. Miller Vice President, General Counsel and Assistant Secretary

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